SUBSIDIARIES OF REGISTRANT
                           --------------------------

                                                             JURISDICTION OF
                                                             ---------------
                  NAME OF SUBSIDIARY                          INCORPORATION

                       TeleBank                               United States

               TeleBanc Capital Markets                       United States

            TeleBanc Servicing Corporation                    United States

               TeleBanc Capital Trust I                       United States

                 AGT Mortgage Services                        United States

                        AGT-PRA                               United States